UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 24, 2009

(Date of earliest event reported)

BLACK TUSK MINERALS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52372 (Commission File Number)	20-3366333 (IRS Employer Identification No.)

7425 Arbutus Street, Vancouver, B.C. Canada V6P 5T2

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (778) 999-2575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) amends Item 5.02 of the Current Report filed on Form 8-K by Black Tusk Minerals Inc. (the “Company”) on August 31, 2009 (the “Original Form 8-K”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Original Form 8-K stated that on August 24, 2009, the Company granted stock options pursuant to the Black Tusk Minerals, Inc. 2009 Nonqualified Stock Option Plan to three individuals, including Gavin Roy. The stock options disclosed in the Original Form 8-K as being granted to Mr. Roy were in fact granted to Magellan Management Company, a venture capital firm located in Vancouver, British Columbia, of which Mr. Roy is the principal. The terms of the stock options disclosed in the Original Form 8-K as being granted to Mr. Roy are identical to the terms of the stock options granted to Magellan Management Company. The reference to Mr. Roy in the table describing the stock option grants is amended as follows:

Name	Stock Options	Exercise Price
Magellan Management Company	1,000,000	$0.20

Otherwise, except as described in this Form 8-K/A, the disclosure in Original Form 8-K remains accurate.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK TUSK MINERAL INC. (Registrant)

Dated: September 4, 2009	By: /s/ Gavin Roy Gavin Roy President